                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   As independent certified public accountants, we hereby consent to the use of our report and to all references to our firm included in or made a part of this registration statement.

Arthur Andersen LLP

Fort Lauderdale, Florida,

 April 27, 2000.